EXHIBIT 99.2

PROXY

RETURN IN ENCLOSED ENVELOPE

OHIO HERITAGE BANCORP, INC.

Proxy for Special Meeting
August 14, 2014

The undersigned Shareholder(s) of Ohio Heritage Bancorp, Inc., Coshocton, Ohio, does hereby nominate, constitute and appoint W. Richard Baker, Sara A. Bullens and Joseph R. Skelton as Proxies, each with the power to appoint his or her substitute, and hereby authorizes each of them to represent and to vote as designated below, all the common shares of Ohio Heritage Bancorp, Inc. held of record by the undersigned on June 30, 2014, at the Special Meeting of Shareholders to be held on August 14, 2014, or any adjournment thereof.

Proposal #1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”) by and among Ohio Heritage Bancorp, Inc. and Peoples Bancorp Inc. dated as of April 4, 2014, and approve the transactions contemplated by the Merger Agreement, specifically including the merger of Ohio Heritage Bancorp, Inc. with and into Peoples Bancorp Inc. and the subsequent merger of Ohio Heritage Bank with and into Peoples Bank, N.A. (collectively, the “Merger”).

☐ For            ☐ Against         ☐ Abstain

Proposal #2. To grant discretionary authority to adjourn the special meeting on one or more occasions, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting, or any adjournment or postponement of that meeting, to approve the Merger and the Merger Agreement.

☐ For            ☐ Against         ☐ Abstain

The Board of Directors recommends a vote “FOR” both proposals

This Proxy confers authority to vote “FOR” each matter listed above unless “AGAINST” or “ABSTAIN” is indicated and the Proxy has been duly executed. If any other business is properly presented at the meeting, this Proxy shall be voted according to the discretion of the Proxies.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Dated __________________, 2014

INSERT STICKER WITH SHAREHOLDER INFORMATION
Signature of Shareholder

Signature of Joint Shareholder, if any
When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign.

If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.
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